UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2006

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On September 28, 2006, certain affiliates of the Registrant entered into an amendment and restatement of the Series 2000-A $125 million warehouse financing facility that, among other things, extended the termination date of this facility to September 27, 2007 and removed the requirement that the facility be credit enhanced by a third party insurance policy.  Attached as Exhibit 10.1 to this report, and incorporated herein by reference, is the Second Amended & Restated Series 2000-A Supplement to the Master Facility Agreement, dated as of September 28, 2006 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. IV, Marlin Leasing Receivables IV LLC, Deutsche Bank AG, New York Branch and Wells Fargo Bank, N.A.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Second Amended & Restated Series 2000-A Supplement to the Master Facility Agreement, dated as of September 28, 2006 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. IV, Marlin Leasing Receivables IV LLC, Deutsche Bank AG, New York Branch and Wells Fargo Bank, N.A.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

(Registrant)

Date September 29, 2006
/s/ Daniel P. Dyer

Daniel P. Dyer
Chief Executive Officer

INDEX TO EXHIBITS

10.1

Second Amended & Restated Series 2000-A Supplement to the Master Facility Agreement, dated as of September 28, 2006 among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. IV, Marlin Leasing Receivables IV LLC, Deutsche Bank AG, New York Branch and Wells Fargo Bank, N.A.